Exhibit 99.1

                                  TRANSCRIPT OF
           QUEST DIAGNOSTICS CONFERENCE CALL ON ACQUISITION OF LABONE
                  CONFERENCE CALL: AUGUST 8, 2005 AT 8:30AM EST

CORPORATE PARTICIPANTS
Laure Park
Quest Diagnostics - VP, IR

Surya Mohapatra
Quest Diagnostics - Chairman & CEO

Tom Grant
LabOne - Chairman & CEO

Bob Hagemann
Quest Diagnostics - CFO

CONFERENCE CALL PARTICIPANTS
Tom Gallucci
Merrill Lynch - Analyst

Ricky Goldwasser
UBS - Analyst

Gary Lieberman
Morgan Stanley - Analyst

Adam Feinstein
Lehman Brothers - Analyst

Steve Hamill
Piper Jaffray - Analyst

Eugenia Shin
Thomas Weisel Partners - Analyst

John Wood
Bank of America - Analyst

Kemp Dolliver
SG Cowen Company - Analyst

Sam Sabak
Quattro Global Capital - Analyst

Edward Genis
Tidderman (ph) - Analyst

Frank Bianco
McMann Securities - Analyst


 PRESENTATION

--------------------------------------------------------------------------------
Operator

  Welcome  to  the  Quest  Diagnostics   investor  conference  call.   (OPERATOR
INSTRUCTIONS). Now I would like to introduce Laure Park, Vice President of Investor Relations for Quest Diagnostics.

--------------------------------------------------------------------------------
 Laure Park  - Quest Diagnostics - VP, IR

  Thank you for joining us. I am here with Surya Mohapatra, Chairman and Chief Executive Officer of Quest Diagnostics. We are also joined by Bob Hagemann, our Chief Financial Officer, and Tom Grant, LabOne's Chairman and CEO. Surya and Tom will make a few brief remarks on our news so that we can get right to your questions.

As you know, LabOne issued its financial results this morning. This call will focus on Quest Diagnostics' agreement to acquire LabOne. As such we will not be commenting on LabOne's financial results. LabOne has canceled its earnings call for today and plans to file its second-quarter 10-Q before the market opens tomorrow morning. The terms of this agreement are summarized in this morning's press release in the merger agreement we filed earlier today as part of a Form 8-K.

Some of our commentary and answers to questions may contain forward-looking statements that are based on current expectations and involve risks and uncertainties that could cause actual results and outcomes to be materially different. Certain of these risks and uncertainties are described in the Quest Diagnostics and LabOne 2004 Forms 10-K, subsequent filings and the press release related to this transaction issued earlier today. Now here is Surya Mohapatra.

--------------------------------------------------------------------------------
 Surya Mohapatra  - Quest Diagnostics - Chairman & CEO

  Thank you. I'm excited to announce that we have signed a definitive agreement to acquire LabOne in a cash transaction valued at $934 million. We expect the transaction will close during the fourth quarter of 2005. LabOne is a leading provider of clinical diagnostic testing and drugs of abuse testing and is the leader in the health screening and risk assessment (inaudible) for the life insurance industry.

LabOne operates major modern laboratories in Lenexa, Kansas and Cincinnati, Ohio. It also has a state-of-the-art call center in Summit, Missouri and provides pharmacological examination services throughout the United States and Canada to solve the life insurance industry. Our companies have contributed services and facilities. LabOne operates on a national scale but with a limited infrastructure. Quest Diagnostics' extensive network infrastructure and our many other core capabilities will accelerate LabOne's growth and improve its profitability.

I anticipate that the acquisition will generate annual synergies of approximately $30 million. This acquisition will solidify our leadership position in diagnostic testing by expanding access for physicians and patients and giving us added presence in several geographic areas, and it will expand our position as the nation's leader in drug of drugs of abuse testing.

In addition, this will establish us as the leader in a new testing-related business, providing health (inaudible) services to the life insurance industry.

I'm pleased that Tom Grant will join Quest Diagnostics reporting directly to me and lead the combined business, (inaudible) the life insurance industry and employers. We look forward to bringing together two companies that are dedicated to quality, service and (inaudible).

Combining our two companies will significantly enhance customer service for the health care providers and patients. LabOne's customers will benefit from improved access to Quest Diagnostic' network of laboratories, approximately 2000 patient service centers and strong logistic capabilities. LabOne's present customers will have an expanded testing menu, as well as access to consultation with the industry's leading network of medical and scientific specialists. They will also have access to Quest Diagnostics' (inaudible) portal. It enables them to order tests and view results online, as well as create electronic (inaudible) systems.

Employees and customers will benefit from access to infrastructure and expanded testing options, including hair testing and expanded wellness products and services such as our Blueprint for Wellness.

Now it is my pleasure to introduce Tom Grant.

--------------------------------------------------------------------------------
 Tom Grant  - LabOne - Chairman & CEO

  Thank you. Good morning, everybody. I believe this is an exciting opportunity for LabOne and an attractive offer for LabOne shareholders. Our physician customers will benefit from expanded access to lab services. In addition, they will have access to the advanced science and medicine offered through Nichols Institute, Quest Diagnostics esoteric testing laboratory and research and development center, as well as consultation with more than 400 MDs and PhDs.

Personally I am thrilled to be joining a company focused on patients, growth and people with strong vision and values. I am excited about leading the combined risk assessment and employer businesses. I'm proud of the strong track record we have established at LabOne as a result of the hard work of our dedicated employees who will now become part of the industry leader.

Quest Diagnostics and LabOne will complement each other. Our strengths in the clinical testing market enable Quest Diagnostics to expand its reach, and I'm excited about the opportunity to use Quest Diagnostics' distribution network and many other capabilities to further differentiate ourselves as the leading provider to the life insurance industry. This will accelerate growth and improve profitability of the LabOne business.

--------------------------------------------------------------------------------
 Surya Mohapatra  - Quest Diagnostics - Chairman & CEO

  Thanks, Tom. As you know, we have demonstrated our ability to effectively integrate companies. We will use our proven integrated approach that has served us so well through previous acquisitions. We anticipate that the (inaudible) will drive revenue growth and generate significant synergies.

The biggest contributor to the synergies will be eliminating duplicate infrastructure and administrative and public company costs. And integration (inaudible) will be established with members from both companies. We are building a strong foundation to deliver sustainable profitable growth, and this acquisition is an important element of our plan.

Operator, we will now take questions.



 QUESTION AND ANSWER


--------------------------------------------------------------------------------
Operator

 (OPERATOR INSTRUCTIONS). Tom Gallucci, Merrill Lynch.

--------------------------------------------------------------------------------
 Tom Gallucci  - Merrill Lynch - Analyst

  I just had two questions if I could. First, I was wondering you'll get a new line of business here in the risk assessment area. Can you just maybe give us some thoughts on how you are viewing that business longer-term as Quest gets into it initially here?

And then the other question was, it is a cash deal. I was just wondering how that came about. Obviously Tom will be taking on a new position at the new company, so he will continue to have his incentives aligned with the Company. But can you talk about the cash versus a stock deal?

--------------------------------------------------------------------------------
 Surya Mohapatra  - Quest Diagnostics - Chairman & CEO

  Thank you, Tom. We are very excited about this acquisition. As you know, we have been signing our double-digit growth for two elements, the acquisition growth that (inaudible) growth and organic growth. In organic growth for the last 18 months, we have been focused on how to make the Company -- take the Company from solid (inaudible) into sales and science, and we have done a number of strategic alliances over the last 18 months to establish our organic growth.

When it comes to acquisition growth, this particular acquisition is very important because we are getting into testing (inaudible) business, which is an addition to our space. For example, we believe as people are getting older, the life insurance is getting more and more dependent on not only just their laboratory testing but also paramedical services. And LabOne is easily doing this test. It's $1 billion market, and they have only $250 million.

--------------------------------------------------------------------------------
 Tom Grant  - LabOne - Chairman & CEO

  260 actually.

--------------------------------------------------------------------------------
 Surya Mohapatra  - Quest Diagnostics - Chairman & CEO

  260. And we have plenty of room to grow. The key here is that Quest Diagnostics is going to bring a lot of core competencies which will really help and accelerate the growth of the insurance business.

Tom, do you want to add anything?

--------------------------------------------------------------------------------
 Tom Grant  - LabOne - Chairman & CEO

  Yes, absolutely. We are very excited about our new relationship with Quest Diagnostics and being part of the team, and we think to the life insurance industry bringing access to a Company that has over 400 MDs, many many PhDs, will be terrific because certainly the life insurance industry is using the laboratory testing really -- as really a means to evaluate the risk and having access to new tests that are developed is of keen interest to the life insurance industry.

In addition with all of the patient service centers that Quest Diagnostics has around the country, we think that there is some opportunity there as well with some of the paramedical examinations, and we also think with -- although this is not part of the risk assessment business, two of really the engines that we have built with our risk assessment business, the paramedical business now where we have over 5000 mobile phlebotomists around the country, the Quest Diagnostics has a product called Blueprint for Wellness, and we are extremely excited about the opportunities for Blueprint for Wellness, utilizing our mobile paramedical network and also utilizing our call center that we mentioned earlier and at least some where we can use individuals that are now doing medical histories, and they can function really as health counselors for behavior modification.

--------------------------------------------------------------------------------
 Surya Mohapatra  - Quest Diagnostics - Chairman & CEO

 Bob, would you confirm (inaudible)?

--------------------------------------------------------------------------------
 Bob Hagemann  - Quest Diagnostics - CFO

  Tom, this is Bob Hagemann. You have heard me consistently say that we generate a lot of cash, and our first priority for that cash is to deploy it into growth opportunities. And this is -- we believe an ideal opportunity for that.

When you think about cash versus stock, we believe that utilizing cash versus stock is also going to generate better returns for our shareholders given the cash flow characteristics of our business.

--------------------------------------------------------------------------------
Operator

  Ricky Goldwasser, UBS.

--------------------------------------------------------------------------------
 Ricky Goldwasser  - UBS - Analyst

  Good morning. It seems like LabOne has been for sale for a few years now. And obviously the added Health Alliance to the books business, which is a greater explosion to clinical testing, but can you tell us what is different in your operating environment today compared to a year ago, two years ago that makes you decide that you actually want to go ahead with that transaction?

And then the second question is actually relating to Health Alliance. They made a decision to go ahead with LabOne at a time rather than one of the national players, and just wondering if there any provisions that would allow the Health Alliance network to separate themselves in the out years?

--------------------------------------------------------------------------------
 Surya Mohapatra  - Quest Diagnostics - Chairman & CEO

  Tom?

--------------------------------------------------------------------------------
 Tom Grant  - LabOne - Chairman & CEO

  Yes, absolutely. First, let me comment on I think you mentioned that the Company was for sale, and LabOne was not for sale. We had an unsolicited cash offer for the Company, and we certainly had no discussions at any time with anybody about selling our Company.

Regarding the Health Alliance situation, we had built a brand-new facility in the Cincinnati area which is dedicated to serving the needs of the physicians in the Cincinnati community and certainly the Health Alliance system. We are very confident of the relationship that we have with the folks at Health Alliance, and I know -- as a matter of fact, I think Quest had some discussions with the Health Alliance people as well in the dialogue as they looked to outsource their laboratory.

--------------------------------------------------------------------------------
 Ricky Goldwasser  - UBS - Analyst

  So it is part of the due diligence process Quest talked with the Health Alliance people and there are no provisions that two or three years from now might cause the separation of the business?

--------------------------------------------------------------------------------
 Bob Hagemann  - Quest Diagnostics - CFO

  As you would expect, we thoroughly reviewed all of the significant contracts that LabOne has, this one included, and we feel very comfortable about that relationship.

--------------------------------------------------------------------------------
 Surya Mohapatra  - Quest Diagnostics - Chairman & CEO

  As you know, we have been driving our strategy based on patient growth and people, and when we look at LabOne, our goal was just not to buy a laboratory, but also to meet our three key drivers of our growth. To solidify our position in radio geographic areas where we have been working. The second thing is that it gives us a new market which we want to bring our core competencies and help LabOne because they are the leader, but when you put Quest Diagnostics, information technology Quest Diagnostics (inaudible) and Quest Diagnostics science and medicine, it really opens up a lot of opportunity for us for the employer business and also for the insurance business, and this will also become the platform for our wellness products. So I'm very excited that by combining these two companies not only we are driving the top line, but also it makes the LabOne business much more profitable, and it helps us to really meet our strategic goal also.

--------------------------------------------------------------------------------
Operator

 Gary Lieberman, Morgan Stanley.

--------------------------------------------------------------------------------
 Gary Lieberman  - Morgan Stanley - Analyst

  Maybe just to follow-up a little bit on the last question that was asked in terms of specifically or just generally, what has changed now to make this the right deal versus pursuing this, say, a year ago?

--------------------------------------------------------------------------------
 Tom Grant  - LabOne - Chairman & CEO

  Again, we had no dialogue with anybody a year ago, and this is Tom Grant talking now. We never had dialogue with anybody regarding the sale of our Company before Quest approached us.

--------------------------------------------------------------------------------
 Gary Lieberman  - Morgan Stanley - Analyst

  I just directed more toward Surya. From your perspective, what makes this deal a good deal for you now versus trying to get it done previously?

--------------------------------------------------------------------------------
 Surya Mohapatra  - Quest Diagnostics - Chairman & CEO

  Well, first of all, as I told you that when I came to see you, I wanted to make sure that we can really grow internally, and organic growth was extremely important for us, so we worked extremely hard to set our improving sales, improving service and really setting up a lot of strategic alliances as you have seen over the last three or four months. We signed up with three different companies in proteomics.

So having the organic growth going and making sure that we have a strong foundation and at the same time we have been looking for a number of opportunities, and frankly, a number of opportunities which we saw were passed because it did not meet our strategic goals, and the strategic goal was very simple. It has to be a well-run company. It has attractive sort of growth, it is strategic for our future, and at the same time, it makes economic sense. And I am the person who really approached Tom, and it has been really a combination of desire and will to make this thing happen rather than anything else.

--------------------------------------------------------------------------------
 Tom Grant  - LabOne - Chairman & CEO

  And Gary, you have many add-ons to that and address what you and Ricky were asking. There is nothing specific that has changed. Anytime you're looking at acquisitions, particularly one of this size, it is a combination of a whole bunch of things that need to come together. It needs to fit in with our priorities. There needs to be a willing buyer, willing seller. You need to get the right valuations, and sometimes all those things don't come together as quickly as you would like. In this case, they did, and we had a unique opportunity here.

--------------------------------------------------------------------------------
 Gary Lieberman  - Morgan Stanley - Analyst

  And then if I could just ask a quick follow-up, you all on the Quest side have spoken historically about being very disciplined on the pricing front and the prices that you would be willing to pay for acquisitions. It would look like the price that you're paying at least on an EBITDA multiple is significantly in excess of where Quest is trading. So could you talk a little bit more about the synergies that you think you're going to be able to generate that make you comfortable with the price that you are paying?

--------------------------------------------------------------------------------
 Bob Hagemann  - Quest Diagnostics - CFO

  Gary, we indicated that we expect to generate approximately $30 million in synergies once the two companies are fully integrated, and we are very comfortable with that number. They are going to come from the typical areas -- corporate overhead, public company costs, excess testing capacity and duplicated infrastructure. And given the amount of the number of integrations that we have done over the years, we can usually get very comfortable with a pretty tight range of synergies.

When you layer those synergies on to the cash flows and EBITDA that LabOne generates, we are paying just over an eight times multiple, which I think when you look at that relative to other transactions that have been done relative to our multiple, it is very reasonable.

--------------------------------------------------------------------------------
 Gary Lieberman  - Morgan Stanley - Analyst

  Should we expect this to be accretive in the first year, or how should we think about it from an EPS perspective?

--------------------------------------------------------------------------------
 Bob Hagemann  - Quest Diagnostics - CFO

  Well, in '05, if it does close in '05, which is what we expect, we really don't expect anything material at all given how late in the year it is going to close. So the impact to EPS, excluding any charges that we might have associated with the transaction, will really be immaterial, and we're not anticipating changing our guidance as a result of that.

  And then in '06, we expect it to be modestly accretive. As you know, we don't have any guidance out there for '06 at this point.

And then certainly beyond '06, as we integrate the operations and realize the full synergies, we would expect the accretion to accelerate beyond that point.

--------------------------------------------------------------------------------
Operator

 Adam Feinstein, Lehman Brothers.

--------------------------------------------------------------------------------
 Adam Feinstein  - Lehman Brothers - Analyst

  Just a few questions. First, I think I know the answer. I just want to clarify. Since you guys have revenues coming from many different sources at Quest, I guess do you have any revenues now coming from the risk assessment business? Even if very small, do you any revenues?

--------------------------------------------------------------------------------
 Bob Hagemann  - Quest Diagnostics - CFO

  No, we do not.

--------------------------------------------------------------------------------
 Adam Feinstein  - Lehman Brothers - Analyst

  Okay. So no current revenue. Okay. Just my second question just to follow-up to the last couple of questions. Just on the synergies, can we get some more details? Considering this is a new line of business than just talk about just the ability to really consolidate the operations, are you're going to close down centers? Where exactly should we see these changes coming from since this is a new line of business?

--------------------------------------------------------------------------------
 Bob Hagemann  - Quest Diagnostics - CFO

  As we said, Adam, the synergies are going to come from several areas. A significant piece will come from corporate overhead and total company costs. Certainly excess testing capacity. But when you think about the other line of business, we really have complementary operations. And that is not where we were expecting a significant amount of synergies to come from. Actually we're hoping to use our resources and the resources of LabOne in that area to actually grow and accelerate the growth in the risk assessment business.

--------------------------------------------------------------------------------
 Adam Feinstein  - Lehman Brothers - Analyst

  Okay. And then just a question for LabOne here just in terms of maybe -- Tom may be the best one to answer this. But just you were talking before saying you have international I guess operations versus limited infrastructure currently. So what kept you from I guess really expanding the business more than in the past? Clearly you guys have shown very strong growth over the last several years, but was there anything that kept you from really building out the Company more previously?

--------------------------------------------------------------------------------
 Tom Grant  - LabOne - Chairman & CEO

  Yes, I think in terms of when you look at the health care opportunity, which clearly was the greatest opportunity for our Company, you are talking about a $40 billion market. The reality is that the bulk of our business with our clinical businesses in the Midwest and Kansas, Ohio, and Missouri and to roll out on a national basis obviously is an expensive endeavor, and certainly that was an endeavor that we were willing to take on but with the opportunity I think to really partner to work with Quest Diagnostics with their national platform I think, and with the premium for our stock, I think this is an attractive alternative for our shareholders.

--------------------------------------------------------------------------------
 Adam Feinstein  - Lehman Brothers - Analyst

  Okay. And then just maybe, Bob, just one more question if I may. Just previously you were talking about stock buyback. How should we think about stock buyback going forward? I know the deal is not going to close until later in the year. But how are you going to balance that, and I guess should we think about you guys taking on the incremental debt, or do you plan on using all of your free cash for the deal?

--------------------------------------------------------------------------------
 Tom Grant  - LabOne - Chairman & CEO

  I think, as we said in the press release, we plan to finance the acquisition through a combination of cash, our available credit facilities, and we will most likely raise some debt. In doing that, though, our credit statistics are still going to be very conservative, and I think it provides us with continued flexibility to pursue other acquisitions, as well as continue to do share repurchases.

--------------------------------------------------------------------------------
 Adam Feinstein  - Lehman Brothers - Analyst

  But will we see I guess from now until the end of the calendar year, would you guys not be in the market buying stock most likely?

--------------------------------------------------------------------------------
 Bob Hagemann  - Quest Diagnostics - CFO

  Since we have not given specific guidance on the amount of share repurchases that we do either for the year or for the quarter, yes, I really cannot comment on that. Other than I am telling you that this acquisition will not impact our ability to do share repurchases or other acquisitions.

--------------------------------------------------------------------------------
Operator

 Steve Hamill, Piper Jaffray.

--------------------------------------------------------------------------------
 Steve Hamill  - Piper Jaffray - Analyst

  First, I was wondering on the synergy front if this deal poses more of an opportunity to take advantage of excess testing capacity than perhaps previous deals that Quest has done given the large size and capacity available both in Lenexa and Cincinnati?

--------------------------------------------------------------------------------
 Bob Hagemann  - Quest Diagnostics - CFO

 I would say that it is not typically any different than others. You know when you look at the acquisitions that we have done over the last years whether it be Unilab or AML, I think you have had similar situations. So I would not cite this as significantly different one way or another.

--------------------------------------------------------------------------------
 Steve Hamill  - Piper Jaffray - Analyst

  Okay. And then I was wondering if maybe Tom could comment a little bit about the risk assessment business. Obviously you just reported your second-quarter results also this morning, and that life insurance market in general looks to be pretty soft. Is this something that is probably going to turn in the next several quarters, or is just a long-term decline in the total life insurance market in your view?

--------------------------------------------------------------------------------
 Tom Grant  - LabOne - Chairman & CEO

  The MIB index, the Medical Information Bureau Index, has the number of life insurance applications up about 5%, and the market this year has been somewhat soft. But again as you pointed out, Steve, that market tends to be somewhat cyclical, and certainly we would anticipate in the future that there would be -- that there would be a strengthening of that marketplace.

--------------------------------------------------------------------------------
 Steve Hamill  - Piper Jaffray - Analyst

  And is that something where given this combination you feel like there is any improved opportunity to take share, or is it pretty tough given the size of your market share position already?

--------------------------------------------------------------------------------
 Tom Grant  - LabOne - Chairman & CEO

  Absolutely. Want me to answer that? I think there is a tremendous opportunity to take share. Certainly as I mentioned earlier before with the access we have to the scientific talent at Quest Diagnostics, the laboratory testing is of keen interest and is really critical in terms of the evaluation of risk. So having access to new -- whether it is cardiovascular markers or cancer markers is very significant to the life insurance industry.

We think it's also significant in that now instead of just one or two facilities for disaster recovery facilities, there are 35 facilities that Quest Diagnostics has, which will be of I think of keen interest to the life insurance industry as well. So numerous advantages.

Also on the paramedical side, we have already talked about the wellness opportunities. Certainly to utilize some of the fixed locations in paramedical collections is of interest as well. But we think that we can get increased market share.

--------------------------------------------------------------------------------
 Surya Mohapatra  - Quest Diagnostics - Chairman & CEO

  I'm not very worried about whether the market grows every year or not. When I look at the available market, we are only $261 million in that business, and the market is up roughly $1 billion.

The key is, how do you really bring these two companies together and to use the expertise whether it is a call center, whether it is (inaudible) technology, whether it is a present service center or whether bringing new tests and doing the appropriate algorithm to find out risk. And one day as Tom says, people will have individually tailored life insurance. Right, Tom?

--------------------------------------------------------------------------------
 Tom Grant  - LabOne - Chairman & CEO

  Absolutely.

--------------------------------------------------------------------------------
 Surya Mohapatra  - Quest Diagnostics - Chairman & CEO

 So we are pretty excited about the skills and the expertise they bring. Also, I think some of these services LabOne has, which is paramedical services, can help also our core business. Because obviously as we get older, some people would not like to come to PSC (ph), so we're looking at how you really utilize the mobile paramedics also to help our core business.

--------------------------------------------------------------------------------
Operator

 Eugenia Shin, Thomas Weisel Partners.

--------------------------------------------------------------------------------
 Eugenia Shin  - Thomas Weisel Partners - Analyst

  Given your focus on the PSCs and the customer, could you just provide a little bit more granularity on your plans on using the para-services organization that drives this?

--------------------------------------------------------------------------------
 Surya Mohapatra  - Quest Diagnostics - Chairman & CEO

  Well, I'm going to start with the PSC and the customers, and I will have Tom talk about how the paramedical services can be an extension to our field network we have. You know we have approximately 2013 service centers, and we're almost 35 to 38 million people go to the PSC.

And, as you know, we have approximately 140 million (inaudible) encounters a year. I think that our businesses which we could get if we can have access to paramedical services, and that was some of the things that Tom and I talked about. How do you really utilize those services not only for life insurance but also for core and wellness?

--------------------------------------------------------------------------------
 Tom Grant  - LabOne - Chairman & CEO

  Absolutely. I think Surya talked a little bit about our mobile paramedical network. We think the opportunities for our mobile paramedical network really are twofold, and then I will comment on the patient service centers.

First, regarding the wellness, I think I mentioned this earlier. But we are incredibly excited about the opportunities for utilizing our paramedical network to do really help there is wellness testing for large corporations.

Right now in American business you're looking at over the last four years a 50% increase in health care cost. Obviously with the advent of consumer driven health care plans and with consumers having to take or employees having to take more responsibility for their own health, companies are turning to wellness programs and turning to health risk appraisals. And the key part of those health risk appraisals is the biometric data from laboratory testing. And to do testing on a large-scale basis for large corporations, having a mobile paramedical network to utilize our people is a tremendous opportunity for our paramedical company called ExamOne.

Secondly, as Surya said, they do millions and millions of patient encounters around the country, and certainly there could be a small market in terms of doing some mobile collections with our network in the clinical setting as well.

And then thirdly, we do right now -- with our paramedical office, we do some fixed site location collections, and certainly that opportunity is there with the 2000 patient service centers that we have talked about.

--------------------------------------------------------------------------------
 Eugenia Shin  - Thomas Weisel Partners - Analyst

  Great. And then the traditional lab attrition rate is about 15 to 20%. Do you think given your mix that you will be seeing a lower rate?

--------------------------------------------------------------------------------
 Surya Mohapatra  - Quest Diagnostics - Chairman & CEO

  I did not -- what did you say?

--------------------------------------------------------------------------------
 Bob Hagemann  - Quest Diagnostics - CFO

  Where did you get your numbers on lab attrition rate? Are you talking customer turnover?

--------------------------------------------------------------------------------
 Eugenia Shin  - Thomas Weisel Partners - Analyst

  Yes.

--------------------------------------------------------------------------------
 Bob Hagemann  - Quest Diagnostics - CFO

  I'm not sure that that is a good number. And, frankly, we have never disclosed what our attrition rate is, but it is certainly well south of 15%.

--------------------------------------------------------------------------------
Operator

 Robert Willoughby, Bank of America.

--------------------------------------------------------------------------------
 John Wood  - Bank of America - Analyst

  John Wood in for Bob. There is about a 10 day differential in the DSOs between the businesses. Is that a structural or mix issue? Can you talk about some of the initiatives that Quest can employ to drive that down?

--------------------------------------------------------------------------------
 Bob Hagemann  - Quest Diagnostics - CFO

  Certainly I think there are some opportunities there to drive down DSOs on the LabOne side. Some of it is structural, though, in terms of their mix of business. But certainly we will be looking to take all of our best practices in the billing operation and see if we can utilize those in LabOne's operations. Their bad debt, keep in mind, is very low already, and that is driven by a mix of business. So on one hand, you might have slightly higher DSOs. On the other hand, you have much lower bad debt.

--------------------------------------------------------------------------------
 John Wood  - Bank of America - Analyst

  Can you characterize LabOne's esoteric capabilities? Is that an area that we need to be focused on for the revenue synergies moving forward, especially given their presence in the hospital market?

--------------------------------------------------------------------------------
 Surya Mohapatra  - Quest Diagnostics - Chairman & CEO

  Tom, do you want to comment on this?

--------------------------------------------------------------------------------
 Tom Grant  - LabOne - Chairman & CEO

  Yes, actually the esoteric testing for us is a very small amount of work that we are doing for hospitals. We have brought more and more tests in-house. I think this is an opportunity Surya can comment on as far as the esoteric during.

--------------------------------------------------------------------------------
 Surya Mohapatra  - Quest Diagnostics - Chairman & CEO

  Yes. You know, one of the synergies and one of the opportunities we think the LabOne customers are going to get, they will have access to Nichols Institute. And whatever they outsource (inaudible) it will come to Nichols Institute. So that is an opportunity there both from a synergy point of view and also both from the doctors and patients having access to this large menu.

--------------------------------------------------------------------------------
 John Wood  - Bank of America - Analyst

  Great and then one more. Bob, do you have a preliminary estimate for intangibles on the deal?

--------------------------------------------------------------------------------
 Bob Hagemann  - Quest Diagnostics - CFO

  We have some ranges at this point. I'm not prepared to disclose anything, but it has been factored into the estimates that we have provided to date. What I would tell you is yes, we have run some pretty significant sensitivities around that, and despite where we come out within that range, it is not going to impact our views of the accretion associated with the transaction all that much.

--------------------------------------------------------------------------------
Operator

 Kemp Dolliver, SG Cowen Company.

--------------------------------------------------------------------------------
 Kemp Dolliver  - SG Cowen Company - Analyst

  Two sets of questions. First, and, Bob, you may have cutoff this discussion for the moment, just any further details you can give with regards to your assumptions for 2006 in terms of the accretion, whether it is the percentage of the synergies you think you would realize in '06? And again, back to the earlier question about intangibles and also net borrowing costs. Thank you.

--------------------------------------------------------------------------------
 Bob Hagemann  - Quest Diagnostics - CFO

  It sounds like there were three of them there.

--------------------------------------------------------------------------------
 Kemp Dolliver  - SG Cowen Company - Analyst

  Sorry about that.

--------------------------------------------------------------------------------
 Bob Hagemann  - Quest Diagnostics - CFO

  That is okay. As I said earlier, we have not provided guidance for 2006 at this point. In 2006, though, we do expect to start realizing some of the synergies associated with this transaction. We will also have some costs associated with integrating the two operations as well. But even the net of those, we are expecting will be modestly accretive in '06. As I said earlier, once the integration is fully complete, we would expect that the accretion would accelerate beyond '06.

And as far as the intangibles go, yes, I indicated that we are not prepared to identify how much was specifically allocating to the intangibles. We still have some work to do there, but certainly we have run a number of sensitivities, and I think we have got the whole spectrum of outcomes there. And that within that spectrum of outcomes, we are very comfortable that the numbers that we're putting forth here still hold.

And then on the cost of financing, I think was your last question, it is going to be a mix, quite frankly. Because we will be using some cash. We will be using some existing credit facilities which are LIBOR-based and carry relatively low grades. And then we would be expecting to go out and raise some money in the bond market as well.

--------------------------------------------------------------------------------
 Kemp Dolliver  - SG Cowen Company - Analyst

  That is fine. Just one detailed question on the synergies is, what kinds of actions do you think you will be able to take in 2006 to realize the synergies and which actions come later?

--------------------------------------------------------------------------------
 Bob Hagemann  - Quest Diagnostics - CFO

  Well, I think certainly the public company and corporate overhead costs are the first things that you can get at, and we will be getting at those very quickly. I think when you are looking at excess capacity and duplicate infrastructure, some of those things take systems to get converted and get standardized before you can really realize the full benefits of those. So those are the type things that come later down the line.

--------------------------------------------------------------------------------
Operator

 Sam Sabak, Quattro Global Capital.

--------------------------------------------------------------------------------
 Sam Sabak  - Quattro Global Capital - Analyst

  Congratulations on your transaction. Just a quick question with regard to the 8-K filing just made. It appears that there is a divestiture cap of about 2.5% of LabOne revenues. And I was just wondering if there is any particular reason you selected that amount? Is there any area of divestitures you think that would be required, or is that just a number that makes the transaction work financially?

--------------------------------------------------------------------------------
 Bob Hagemann  - Quest Diagnostics - CFO

  It is a negotiated amount between the two parties. There we feel very comfortable that from a regulatory standpoint this will receive full clearance, and we are expecting to make our filings within the next several weeks.

--------------------------------------------------------------------------------
 Sam Sabak  - Quattro Global Capital - Analyst

  Okay. And what impact, if any, will this change of control have on LabOne's State Farm contract?

--------------------------------------------------------------------------------
 Tom Grant  - LabOne - Chairman & CEO

  We are actually very confident that this will enhance our relationship with State Farm. Because having a relationship and being part of the Quest Diagnostics team will only strengthen the partnership with the State Farm Insurance Company for reasons that I have articulated earlier.

--------------------------------------------------------------------------------
 Sam Sabak  - Quattro Global Capital - Analyst

  Thank you and congratulations.

--------------------------------------------------------------------------------
Operator

 Edward Genis (ph), Tidderman (ph).

--------------------------------------------------------------------------------
 Edward Genis  - Tidderman (ph) - Analyst

  Congratulations on the deal. Just a follow-up on the antitrust. What are the LabOne revenues in Kansas City and Ohio?

--------------------------------------------------------------------------------
 Bob Hagemann  - Quest Diagnostics - CFO

  I don't believe we have disclosed revenues in any particular geography, and it has been our practice not do disclose revenues by business unit, and I would expect that we would continue that.

--------------------------------------------------------------------------------
 Edward Genis  - Tidderman (ph) - Analyst

  Are there any local markets here where the two businesses overlap?

--------------------------------------------------------------------------------
 Bob Hagemann  - Quest Diagnostics - CFO

  Certainly there is overlap in many of the markets, but as we said, we fully expect to receive regulatory clearance.

--------------------------------------------------------------------------------
Operator

 Frank Bianco (ph), McMann Securities.

--------------------------------------------------------------------------------
 Frank Bianco  - McMann Securities - Analyst

  Two questions. The first is, do you see any antitrust issues? And the second relates to the converts. It looks like the payment date is the 15th of December. If you convert prior to then, are you still entitled to your coupon?

--------------------------------------------------------------------------------
 Bob Hagemann  - Quest Diagnostics - CFO

  Let me try and respond to the FTC. Earlier we said we fully expect regulatory clearance. We do not anticipate any issues with this transaction. Although we operate in similar markets, there is no significant overlap in any of them, and we will be filing our HSR filings within the next several weeks.

And then with respect to the convert, I think it is a document that is publicly filed. When you look at it, you will see that there is a premium associated with it, and we have factored that into the cost of the transaction for us, and we are expecting that to convert. We will essentially consume about 3 million shares and translate into about $132 million in costs.

--------------------------------------------------------------------------------
Operator

  (OPERATOR INSTRUCTIONS). We have no further questions. Thank you for participating in Quest Diagnostics and LabOne's special conference call.
Investors  in  the  U.S.  may  listen  to a  replay  of  this  call  by  dialing
888-568-0443. The replay will open today at 11:00 AM Eastern time and will continue through 11:00 PM on August 22, 2005. Investors outside the U.S. may dial 402-530-7976. No passcode is required for either number.

In addition, registered analysts and investors may access an online replay of the call at www.streetevents.com. The call will also be available to the media and individual investors at Quest Diagnostics website. The online replay will be available 24 hours a day beginning at noon. Good-bye.